ARTICLES OF INCORPORATION
                                    OF
                     SERVICE SYSTEMS INTERNATIONAL, LTD.

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the state of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE.  (NAME).  The name of the corporation is:

                    SERVICE SYSTEMS INTERNATIONAL LTD.

ARTICLE TWO. (LOCATION). The address of the corporation's principal office in the state of Nevada is Suite 24, 5025 South Eastern Avenue, in the city of Las Vegas, County of Clark, State of Nevada 89119. The initial agent for service of process at that address is PACIFIC NATIONAL VENTURE, INC.

ARTICLE THREE. (PURPOSES). The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the state of Nevada or of the United States of America.

ARTICLE FOUR. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of FIFTY MILLION (50,000,000) shares, par value ONE MIL ($0.001) per share, for a total capitalization of $50,000.

The holders of shares of capital stock of the corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock of any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of directors.

ARTICLE FIVE. (DIRECTORS). The affairs of the corporation shall be governed by a Board of directors of not less than three (3) persons. The name and address of the first Board of Directors are:

          NAME                            ADDRESS
Elliott R. Pearson                        5025 S. Eastern Ave., Suite 24
                                          Las Vegas, Nevada   89119

Hugo Winkler                              655 Finchley Road
                                          London, NW2 2HN
                                          United Kingdom

Suzy Frost                                5025 S. Eastern Ave., Suite 24
                                          Las Vegas, Nevada   89119

ARTICLE SIX. (ASSESSMENT OF STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall even be assessable or assessed.

ARTICLE SEVEN. (INCORPORATOR). The name and address of the incorporator of the corporation is as follows:

       NAME                               ADDRESS
Elliott R. Pearson                        5025 S. Eastern Ave., Suite 24
                                          Las Vegas, Nevada   89119

ARTICLE EIGHT. (PERIOD OF EXISTENCE). The period of existence of the corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS) The initial bylaws of the corporation shall be adopted by its Board of directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the board of directors, except as otherwise may be specifically provided in the bylaws.

ARTICLE TEN. (STOCKHOLDERS MEETINGS). Meetings of the stockholders shall be held at such place within or without the state of Nevada as may be provided by the bylaws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the board of directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. (CONTRACTS OF CORPORATION). No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, an no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniary or otherwise interested in, or are directors or officers of such other corporation. Any Director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be pecuniary or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is not interested shall be disclosed or shall have been known to the board of directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation that shall authorize such contract or transaction, any vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto fixed his signature at Las Vegas, Nevada this 21st day of June, 1990.


                                   					/s/ Elliott R. Pearson
                                        ------------------------
                                        Elliott R. Pearson


STATE OF NEVADA     )
                  ss:
CLARK COUNTY        )

On this 15th day of August, 1990 before me, the undersigned, a Notary Public, personally appeared ELLIOTT R. PEARSON, known to me to be the person described in and who executed the foregoing instrument, and who acknowledge to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed of official seal the day and year in this certificate first above written.

                                          ___________________________
                                          NOTARY PUBLIC
                                          RESIDING IN CLARK COUNTY

MY COMMISSION EXPIRES:
_____5/6/92____________